EXHIBIT 21

                        SUBSIDIARIES OF IVAX CORPORATION

                                                              Jurisdiction of
Name of Subsidiary                                              Organization

Domestic
         Baker Norton Pharmaceuticals, Inc.                        Florida
         Baker Norton U.S., Inc.                                   Florida
         Cummins Properties, Inc.                                  Florida
         D & N Holding Company                                     Delaware
         Diamedix Corporation                                      Florida
         DVM Pharmaceuticals, Inc.                                 Florida
         Goldcaps, Inc.                                            Florida
         Goldline Laboratories, Inc.                               Florida
         Goldline Properties Florida, Inc.                         Florida
         Immunovision, Inc.                                        Florida
         Indiana Protein Technologies, Inc.                        Indiana
         Ivax D Sub, LLC                                           Delaware
         IVAX Diagnostics, Inc.                                    Delaware
         IVAX Pharmaceuticals, Inc.                                Florida
         IVAX Pharmaceuticals Caribe, Inc.                         Delaware
         IVAX Pharmaceuticals Golden Glades, Inc.                  Florida
         IVAX Pharmaceuticals NV, Inc.                             Florida
         IVAX Pharmaceuticals Pralex, Inc.                         Delaware
         IVAX Specialty Chemicals Sub, LLC                         Delaware
         IVAXinteractive, Inc.                                     Florida
         IVX Oncology, Inc.                                        Florida
         Pet Technology Corp.                                      Florida
         Soft Drugs, Inc.                                          Florida
         Wakefield Pharmaceuticals, Inc.                           Florida
         XAVI Corporation                                          Florida
         XenoBiotic Laboratories, Inc.                             Delaware
         Zenith Goldline Dermatologicals, Inc.                     Florida

                        SUBSIDIARIES OF IVAX CORPORATION
                                   (Continued)

                                                               Jurisdiction of
Name of Subsidiary                                               Organization

International
         AXIV International Ltd.                                   Ireland
         Baker Cummins Inc.                                        Canada
         Baker Norton Farmaceutici Srl                             Italy
         Baker Norton International GmbH                           Switzerland
         Beijing JiAi Pharmaceuticals Limited Liability Company    China
         C.K. Netpharma Oy                                         Finland
         Coverdale B.V.                                            Netherlands
         Delta Biologicals S.r.l.                                  Italy
         Eagle Invest Limited                                      British Virgin Islands
         Elmor, S.A.                                               Venezuela
         Elvetium S.A.                                             Argentina
         Elvetium S.A.                                             Uruguay
         Elvetium Peru S.A.                                        Peru
         Galena a.s.                                               Czech Republic
         Institute for Drug Research, Ltd.                         Hungary
         IVAX Asia Ltd.                                            Hong Kong
         IVAX (Bermuda) Ltd.                                       Bermuda
         IVAX Industries UK, Ltd.                                  England
         IVAX Holdings, A.G.                                       Switzerland
         IVAX International, B.V.                                  Netherlands
         IVAX International (Luxembourg) Sarl                      Luxembourg
         Kilburn B.V.                                              Netherlands
         Kunming Baker Norton Pharmaceutical Co. Ltd               China
         Laboratorios Elmor, S.A.                                  Venezuela
         Laboratorios Elmor S.A. (Guacara)                         Venezuela
         Laboratorios Fustery, S.A. de C.V.                        Mexico
         Maancirkel Holding B.V.                                   Netherlands
         Natural Health Products Corporation, C.A.                 Venezuela
         Netpharma Scandinavia AB                                  Sweden
         Norton Gelkaps Gelatine Kapsel Produktion GmbH            Germany
         Norton Healthcare Limited                                 England
         Norton Healthcare (Holdings) Limited                      England (in liquidation)
         Norton Healthcare (1999) Limited                          England
         Norton Healthcare (1998) Limited                          England
         Norton SAS                                                France
         Norton (Waterford) Limited                                Ireland
         Norton Poland Sp. z. o. o.                                Poland
         Novaserben, S.A. de C.V.                                  Mexico
         OFA, CA                                                   Venezuela

                        SUBSIDIARIES OF IVAX CORPORATION
                                   (Continued)

                                                              Jurisdiction of
Name of Subsidiary                                              Organization
         Vitrium Division Farmaceutica, S.A. de C.V.               Mexico
         Welfer De Mexico, S.A. de C.v.                            Mexico
         Zenith Goldline Pharmaceuticals Canada, Inc.              Canada
         Zenith Goldline, S.A.                                     Dominican Republic